April 23th, 2019

Jeff Mallmes, Chairman and President
Quantum Energy Inc.
218 North Jefferson, Suite 400
Chicago, IL 60661

Inductance Energy Corporation
1111 E Lincolnway
Suite 212
Cheyenne, Wyoming 82001

Mutual Agreement to Cancel/Rescind Binding Letter of Intent

Mr. Jeff Mallmes,

This letter is to cancel/rescind the Binding Letter of Intent (BLOI) between Quantum Energy Inc. and Inductance Energy Corporation dated April 10th, 2018.

This mutual cancellation is based on the inability to reach an agreement that serves the best interests and priorities of each party. Cancellation of the BLOI will enable each party to pursue their unique opportunities and interests with certainty and focus.

Inductance Energy Corporation is grateful to have worked with you and your team, and we wish Quantum Energy Inc. the best in your future projects and ambitions.

Sincerely,

William Hinz
Chairman and CEO
Inductance Energy Corporation

Accepted on April 23, 2019:

Jeff Mallmes
Chairman and President
Quantum Energy Inc.